Exhibit 99.1

InvinciBull Joins Leading VPNS as Part of The Center for Democracy & Technology’s Signals of Trust.

The Safety and Privacy of InvinciBull’s Customers is our Top Concern

East Palo Alto, CA – April 25, 2019 – Finjan Holdings, Inc. (NASDAQ: FNJN), a pioneer in cybersecurity, today announced that its subsidiary, Finjan Mobile, Inc. and its enhanced VPN, InvinciBull, joined a select group of leading VPN providers to demonstrate how it protects its users’ privacy through Signals of Trust  as codified by the Center for Democracy & Technology (CDT).

“We are honored to be included in the CDT’s Signals of Trust,” commented June Bower, Head of Marketing for InvinciBull. “We take user privacy seriously and do not collect or save user data. Additionally, our affiliation with Finjan provides us with military grade security and our “always protected” feature means users don’t need to remember to turn their VPN on.’

Late last year, the CDT launched an initiative aimed at helping consumers better understand VPNs and assess their trustworthiness. The privacy advocacy group developed a series of questions and recommendations for VPN providers that, when addressed completely, serve as a guideline to assess whether the VPN can be trusted with a user’s personal browsing information and web traffic. The framework was developed in consultation with leading VPN providers, which proactively answered the CDT’s questions to provide greater transparency about their data protection practices. InvinciBull addressed all of the CDT questions and recommendations in its “Signals of Trust.”

Additionally, Finjan’s cyber security expert, Greg Falco, PhD, was featured in the March 2019 Issue of Hospitality Technology on why hotels should offer cyber security protection (VPNs) as a loyalty perk. where he stated that by 2020 there will be an estimated 483 billion domestic business trips in the US which raises concern about corporate cyber security. According to a recent survey of CIOs, 81% said their company had experienced a Wi-Fi related security break in the last year. Specifically, looking at hotels and unsecure Wi-Fi networks, he recommends that Hotel loyalty programs should engage directly with VPN offerings so that a VPN is automatically deployed once the user is logged into the network. “Free Wi-Fi has become a standard for loyalty program members- now it’s time to take the next step and offer them secure Wi-Fi,” concludes Greg Falco, PhD.

InvinciBull’s mission to protect devices from malicious content on the internet is aligned with Finjan Holding over 20-year history as a cybersecurity innovator. The company believes that individuals deserve access to innovative tools and technology that protect their online activity and secure their privacy.

The InvinciBull App is available for download on InvinciBull.io and is available on the iOS and Android platforms in the iTunes and Google Play stores. The Basic VPN Plan is free, which allows users to connect to the nearest location and use of up to 1GB of VPN data per month.

About Finjan Holdings, Inc.
Established 20 years ago, Finjan Holdings, Inc. is a globally recognized leader in cybersecurity. Finjan Inc.'s inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.

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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan's expectations and beliefs regarding Finjan's licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' strategic initiatives to achieve future growth and deliver value to shareholders ; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2018, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Investor Contact:
Vanessa Winter | Director of Investor Relations, Finjan Holdings
Valter Pinto | KCSA Strategic Communications
(650) 282-3245 | investors@finjan.com